The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

Technology Transfer Agreement

Between Carpenter Technology Corp and Manhattan Scientifics

Relating to Ultrafine Grain or Nanostructured Metal Technology

1.	This Technology Transfer Agreement (“Agreement”) is made by and between Carpenter Technology Corporation, a Delaware corporation having a place of business in Reading, Pennsylvania (“Carpenter”), and Manhattan Scientifics, Inc., a Delaware corporation having a place of business in New York, New York, New York (“MSI”), and is effective as of the 12th day of September 2009 (the “Effective Date”).

2.	Background.

2.1.	Carpenter is a leader in the development, manufacture and distribution of wrought and powder metallurgy stainless and specialty alloys, as well as titanium alloys in product forms ranging from large-diameter billet and hollow bar to fine wire. Carpenter provides materials solutions to the ever-changing needs of the automotive, aerospace, energy, industrial, medical, defense, and consumer products industries, continuing a 120 year tradition of innovation in metals processing.

2.2.	Manhattan Scientifics advances technologies with potential world-changing impact to the threshold of commercialization by following the principles of purpose, dedication and cooperation. Manhattan Scientific has developed and acquired nanostructured metal technology, technology based on over 16 years of highly focused research and development. Nanostructured metals and alloys possess significantly enhanced mechanical properties that include, for example, increased strength without concurrent losses in ductility, and significantly increased resistance to fatigue fracture. Nanostructured commercially pure grades of titanium have proven to also possess excellent machinability as well as high toughness and strength. Manhattan Scientifics has developed unique processing methodology for producing nanostructures in a wide range of ductile metals and alloys and is now commercializing this new and revolutionary technology.

2.4.	Carpenter and MSI desire to cooperate fully in bringing to market products derived from the MSI technology or technology developed as a result of access to MSI’s expertise and contacts in the field. MSI will provide the full benefit of its intellectual property, know-how, contacts and relationships, and experience to benefit Carpenter’s efforts to design, manufacture, promote and sell products related to, or derived from, the technology. Carpenter reasonably will apply its process experience, capital resources, and marketing capabilities to develop, produce, promote and sell resulting products and materials.

2.4.	MSI has obtained licenses for certain patents from Los Alamos National Security, LLC, a Delaware company having its principal place of business in Los Alamos, New Mexico 87545 (“LANS”) that are memorialized in a document titled “EXCLUSIVE FIELD-OF-USE PATENT LICENSE AGREEMENT” (the “LANS/MSI Agreement”). MSI and Carpenter have entered into a Sublicense Agreement from MSI to Carpenter pursuant to the LANS/MSI Agreement, pertaining to rights in the patents named in the Sublicense Agreement (the “LANS Patents”). This Agreement does not grant Carpenter any direct rights to the LANS Patents.

3.	Definitions. The following terms shall have the meanings set forth below.

3.1.	Affiliate. An “Affiliate” of a party is any entity that, directly or indirectly, controls the party, is controlled by the party, or is under common control with the party.

3.2.	BASIC Dental. BASIC Dental Implant Systems Inc.

MSI/Carpenter Agreement; 1

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

3.3.	BASIC Dental/MSI Agreement. The “JOINT VENTURE AGREEMENT” between Metallicum (an entity defined below) and BASIC Dental dated as of May 21, 2008.

3.4.	ECAP-C. Equal Channel Angular Pressing — Conform.

3.5.	Field. (a) Ultrafine grain or nanostructured metals and alloys other than ***, and alloys thereof, and (b) processes for making ultrafine grain or nanostructured metals and alloys other than ***, and alloys thereof.

3.6.	Intellectual Property or IP. Patents, inventions whether or not patentable, copyrightable works, know how, and trade secrets.

3.7.	IP-Related or Related IP. All IP concerning production of ultrafine grain or nanostructured metals and alloys, but not including IP concerning other concepts, e.g., devices or systems, even if made from ultrafine grain or nanostructured metals and alloys. As an example, post-processing of ultrafine grain or nanostructured materials, or coatings suitable to be applied to ultrafine grain or nanostructured metals and alloys, are not Related IP. As another example, a patent claiming a dental implant or a gear made from ultrafine grain or nanostructured metals and alloys is not Related IP, while a patent claiming a method of making ultrafine grain or nanostructured metals and alloys to make them suitable for gears is Related IP.

3.8.	IP-Joint or Joint IP. IP for which employees or contractors of both parties would be joint inventors or joint authors under US law shall be Joint IP.

3.9.	IP-Sole or Sole IP. IP for which employees or contractors of only one of the parties shall be Sole IP of that party.

3.10.	Licensed Technology. (a) MSI’s rights in any Related IP developed before the Effective Date; and (b) MSI’s rights in any Related IP developed during the Technology Transfer Period.

3.11.	Metallicum. Metallicum Inc., a Delaware corporation that is a wholly owned subsidiary of MSI.

3.12.	Royalty-bearing Revenue. The gross sales price of any Royalty-bearing Activity charged to Carpenter’s customers (not Affiliates of Carpenter) without any deductions other than (1) prompt payment and other trade or volume discounts; (2) credits, rebates, and allowances for return of defective shipments; (3) transportation and packaging charges; (4) sales and excise taxes, duties, and other governmental charges; and (5) transportation insurance, to the extent that such items are separately stated in invoices or appear as items of allowance in the records of Carpenter; and (b) the gross sales price of any Royalty-bearing Activity charged to Carpenter’s Affiliates other than in an arm’s length commercial transaction: the gross sales price of similar Royalty-bearing Activity charged to Carpenter’s customers that are not Affiliates of Carpenter in arm’s length commercial transactions, or, if similar Royalty-bearing Activity is not sold, then the fair market value thereof, without any deductions other than (1) prompt payment and other trade and volume discounts; (2) credits, rebates, and allowances for return of defective shipments; (3) transportation and packaging charges; (4) sales and excise taxes, duties, and other governmental charges; and (5) transportation insurance, to the extent that such items are separately stated in invoices or appear as items of allowance in the records of Carpenter.

3.13.	Royalty-bearing Technology. (a) The Licensed Technology; (b) Related IP developed by either party or jointly by the parties; and (c) Related IP acquired from ***.

MSI/Carpenter Agreement; 2

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

3.14.	Royalty-bearing Activity. The provision of any product or service that relies on or is produced using any Royalty-bearing Technology, including without limitation sale or lease of material or other products that are made using any Royalty-bearing Technology, sale or lease of material or other products that include or would, is unlicensed, infringe any royalty-bearing Technology, and the provision of foundry, assembly, or other services, including the transfer or use of any Royalty-bearing Technology.

3.15.	Initial Transfer Period. The period beginning with the Effective Date and ending 42 months thereafter.

4.	Technology Transfer Period. The period beginning with the Effective Date and ending on the termination of this Agreement.

5.	License and Ownership.

5.1.	Ownership. Each party shall own its own Sole IP. The parties shall jointly own Joint IP. Sole IP of each party, and Joint IP shall be subject to the provisions hereof, including without limitation the license, payment, and diligence provisions.

5.2.	License. Subject to the terms and conditions of this Agreement, MSI grants to Carpenter a royalty-bearing, worldwide, exclusive as defined herein, license to the Licensed Technology in the Field, including without limitation a license to make, use, sell, import, and offer to do the preceding, inventions in the Licensed Technology; to use and reproduce copyrightable works in the Licensed Technology; and to use know-how and trade secrets in the Licensed Technology.

5.3.	Exclusivity.

5.3.1.	MSI has an existing relationship with ***, as set forth in ***. The rights and obligations of MSI and BASIC Dental under the *** shall continue and are unaffected by this Agreement, and shall be an ***.

5.3.2.	Unless otherwise terminated in accordance with the Termination provisions of this Agreement, the License grant shall be exclusive in the Field, and MSI shall not grant any other licenses to the Licensed Technology in the Field.

5.4.	Other Fields.

5.4.1.	For the avoidance of doubt, MSI retains the right to exploit in any manner, including on its own or by way of licenses, the Licensed Technology outside the Field.

5.4.2.	MSI and Carpenter will negotiate in good faith licenses to MSI, for use outside the Field, of Carpenter’s rights in any Related IP.

5.4.3.	The preceding commitments to negotiate in good faith contemplate crosslicense rights or royalties to Carpenter as part of any licenses or reductions in exclusivity.

5.5.	***

5.5.1.	***

MSI/Carpenter Agreement; 3

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

5.5.2.	***

5.5.3.	***

5.5.4.	***

5.5.5.	***

6.	MSI Technology Transfer Obligations.

6.1.	MSI will disclose, on a reasonably timely basis, all process know how, including process parameters and resulting materials, to Carpenter as one of its material obligations under this Agreement.

6.2.	MSI will introduce Carpenter, on a timely basis, to MSI’s scientific, material production and business contacts related to the production of materials in the Field.

6.3.	*** The parties will use teleconferencing and electronic communications where practical to reduce the travel time and expense required to fulfill these personal service obligations. Carpenter may periodically require Dr. Lowe to sign Nondisclosure Agreements with Carpenter limiting disclosure to parties other than MSI.

6.4.	***

MSI/Carpenter Agreement; 4

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

6.5.	MSI has existing business relationships with established and prospective customers. MSI may continue to supply material to these customers from its resources while MSI and Carpenter later work, jointly and in good faith, to transfer the material supply portions of those business relationships to Carpenter.

7.	Carpenter Obligations/Diligence.

7.1.	Carpenter will advance and implement ECAP-C and other Royalty-bearing Technology to allow production of rod *** of the machine described in paragraph 5.5 above.

7.2.	Carpenter shall make the investments in equipment and personnel to support expansion of the Royalty-bearing Technology to other materials, product forms and sizes according to Exhibit A.

8.	Payments.

8.1.	Fixed Fees. Carpenter will make the following payments directly to MSI, and not otherwise without advance approval by Carpenter, as consideration for the MSI Technology Transfer Obligations and licenses to the Licensed Technology:

8.1.1.	US$*** on the Effective Date.

8.1.2.	US$*** on the date MSI fully performs its obligations under paragraph 5.4 ***.

8.1.3.	US$*** after the Effective Date.

8.1.4.	US$*** after the Effective Date.

8.1.5.	US$*** on the Annuity Date (where the “Annuity Date” is the date of the latter to occur of (a) 18 months after the Effective Date, or ***; and thereafter on each of the first three anniversaries of the Annuity Date (four such payments total). ***. Inability to travel to Carpenter’s location shall not, by itself, constitute disability for purposes of this paragraph; disability shall mean that *** is not able to make meaningful contributions to the efforts required under this Agreement during the Initial Transfer Period.

8.1.6.	Carpenter will also be responsible for reasonable costs (subject to preapproval by its agents) for outside consultant fees, machine and technology expenses, reasonable travel and living expenses ***

MSI/Carpenter Agreement; 5

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

8.2.	Royalties. Carpenter shall pay to MSI the following amounts as royalties:

8.2.1.	In relation to Royalty-bearing Activities, ***% of the Royalty-bearing Revenue.

8.2.2.	If in relation to any Royalty-bearing Activity, Carpenter also owes a royalty to MSI under the Sublicense Agreement, the total royalty for any Royalty-bearing Activity under the combination of this Agreement and the Sublicense Agreement shall not exceed ***%. Carpenter and MSI shall cooperate in good faith in apportioning the royalty between this Agreement and the Sublicense Agreement. In the event of a material default by MSI of its obligations under the LANS/MSI Agreement, and if LANS assumes the Sublicense Agreement, then in no event shall Carpenter’s total royalty obligation exceed ***% for any Royalty-bearing Activity.

8.2.3.	After the Initial Transfer Period, the minimum annual royalties shall be US$***. In the event the total royalties paid by Carpenter during any calendar year are less than this minimum amount, then Carpenter shall pay the difference to MSI at the end of such calendar year.

8.2.4.	In relation to ***, Carpenter shall pay a percentage of the *** revenue as set forth in the *** provisions hereof.

8.2.5.	The parties intend that MSI cooperate, at its own expense, fully with Carpenter’s receipt, development, and exploitation of technology, and that the royalty determinations above be interpreted broadly to provide for payment of royalties on all measurable value, and not benefit, actually received by Carpenter reasonably arising in any way from any of the IP or business ideas supplied by MSI to Carpenter.

8.2.6.	Royalties shall be determined for Royalty-bearing Revenue actually received by Carpenter or its agents during each calendar quarter. Carpenter shall pay royalties due no later than 30 days after the end of the corresponding calendar quarter. Carpenter shall convert Royalty-bearing Revenue invoiced in foreign currency into equivalent U.S. currency at the exchange rate for the foreign currency prevailing as of the last day of the corresponding quarter, as reported in the Wall Street Journal.

8.2.7.	Not later than 30 days after the end of each quarter, regardless of whether any royalties are due hereunder, Carpenter shall deliver to MSI a report concerning Royalty-bearing Activities, including (if Carpenter asserts that no royalties are due for the quarter) a statement that no Royalty-bearing Revenue actually was received in the quarter. Carpenter and MSI shall cooperate in good faith to establish the format and content of such reports to facilitate MSI’s ability to monitor amounts due and owing and to avoid the imposition of unnecessary administrative burdens upon Carpenter.

8.3.	All payments shall be made to MSI at the address set forth below, or such other address as MSI may provide to Carpenter from time to time. Additionally, MSI may not assign or encumber any of its rights to receive payments under this Agreement during the Initial Transfer Period without the prior written consent of Carpenter, which consent shall not be unreasonably withheld.

8.4.	Without excusing the obligation for payment when due, any amount not paid by a party when due shall accrue interest at a rate equal to the prime rate specified in the Wall Street Journal plus 4 percentage points.

MSI/Carpenter Agreement; 6

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

8.5.	Carpenter will keep paper or electronic books and records that accurately detail all Royalty-bearing Activities, all payments received by Carpenter for the same, and all payments due MSI. Such books and records will be preserved for at least three (3) years after the date of the payment to or for which they relate, and they will be open to examination by representatives or agents of MSI upon no less than ten (10) business days notice and at reasonable times to determine their accuracy and to assess Carpenter’s compliance with the payment terms of this Sublicense Agreement.

8.6.	The fees and expenses of MSI’s representatives performing the inspection and audit will be borne by MSI. However, if the audit discloses an error in royalty payments to MSI of the greater of either: (a) US$5,000; or (b) of more than *** of royalties actually paid for the audit period to MSI, then Carpenter will pay the reasonable fees and expenses of said representatives within thirty (30) days after receipt of invoice.

8.7.	Unless specifically stated in this Agreement, the fees and royalty payments required under this Agreement are not refundable, nor creditable, nor an advance against any royalties or other payments required under this Agreement

9.	Protection of Proprietary Information.

9.1	Carpenter and MSI will treat and maintain the other party’s proprietary business, patent prosecution, software, engineering drawings, process and technical information, and other proprietary information, including the negotiated terms of this Agreement and any progress and royalty reports (“Proprietary Information”) in confidence using at least the same degree of care as the receiving party uses to protect its own proprietary information of a like nature from the date of disclosure until five (5) years after the termination or expiration of this Agreement.

9.2.	Carpenter and MSI may use and disclose Proprietary Information to their employees, agents, consultants, and contractors, provided that such parties are bound by a like duty of confidentiality as that found in these Protection of Proprietary Information provisions.

9.3.	All written Proprietary Information not expressly so designated herein will be labeled or marked confidential or proprietary. If the Proprietary Information is orally disclosed and not expressly so designated herein, it will be reduced to writing or some other physically tangible form, marked and labeled as confidential or proprietary by the disclosing Party and delivered to the receiving Party within thirty (30) days after the oral disclosure.

9.4.	Nothing contained herein will restrict or impair in any way the right of Carpenter or MSI to use or disclose any Proprietary Information:

9.4.1.	that recipient can demonstrate by written records was known to it prior to its disclosure by the disclosing party;

9.4.2.	that recipient can demonstrate by written records is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

9.4.3.	that recipient can demonstrate by written records was obtained lawfully and without restrictions on the recipient from sources independent of the disclosing party;

9.4.4.	that the recipient can demonstrate it has developed independently of Proprietary Information received from the disclosing party; or

9.4.5.	that the recipient is required to disclose under applicable law, subject to the following paragraph.

MSI/Carpenter Agreement; 7

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

9.5.	Carpenter or MSI may disclose Proprietary Information that is required to be disclosed (i) to a governmental entity or agency in connection with seeking any governmental or regulatory approval, governmental audit, or other governmental requirement or (ii) by law, provided that the recipient uses reasonable efforts to give the party owning the Proprietary Information sufficient notice of such required disclosure to allow the party owning the Proprietary Information reasonable opportunity to object to, and to take legal action to prevent such disclosure. MSI and LANS also may disclose the existence of this Agreement but not the specific terms hereof.

9.6.	Upon termination of this Agreement, Carpenter and MSI will destroy or return any of the disclosing party’s Proprietary Information in its possession within fifteen (15) days following the termination of this Agreement. Carpenter and MSI will provide each other, within thirty (30) days following termination, with written notice that such Proprietary Information has been returned or destroyed. Each party may, however, retain one copy of such Proprietary Information for archival purposes in non-working files.

10.	IP Protection and Enforcement.

10.1.	Sole IP. MSI and Carpenter each have the right to file, prosecute and maintain patents relating to any and all of their respective Sole IP, at the owner’s sole discretion and expense, with no obligation to inform or consult with the other except as expressly provided herein. Each party shall inform and consult with the other party in the prosecution and maintenance of such patents, and shall use commercially reasonable efforts to follow the comments provided by such other party.

10.2.	Joint IP. MSI and Carpenter shall cooperate in good faith in the filing, prosecution, and maintenance of patents relating to any and all Joint IP. Either party can file, prosecute, and maintain any such patent without the agreement of the other party provided such party pays all costs associated with such filing, prosecution, and maintenance.

10.3.	Trade Secrets. If Carpenter elects, in good faith, to maintain any Joint IP or Carpenter Sole IP as a trade secret, then MSI shall not file a patent application on such IP, and shall make good faith efforts to protect these trade secrets from unauthorized disclosure, and it will behave in ways that preserve the value of the trade secret status. For the avoidance of doubt, any such trade secret shall be Royalty-bearing Technology, but no royalty shall be due unless Carpenter actually receives Royalty-bearing Revenue.

10.4.	IP Enforcement and Infringement.

10.4.1.	Neither party has any obligation to enforce any Intellectual Property except as expressly provided herein.

10.4.2.	Each party has unfettered discretion to enforce or not enforce any of its Sole IP and litigate, settle, waive, and take or refrain from taking any action related to the its Sole IP, with no obligation to inform or consult with the other except as expressly provided herein.

10.4.3.	The parties shall cooperate in the enforcement or decision to not enforce any Joint IP.

10.4.4.	MSI and Carpenter will each inform the other as soon as reasonably possible after receipt of actual notice of infringement of IP rights in any Licensed Technology in the Field. The foregoing does not impose any obligation on either party to investigate or seek out infringers.

10.4.5.	The parties may jointly pursue such claim or litigation, in which case each party shall bear its own costs and shall jointly control settlement terms or conditions associated with such claim or litigation and the timing of resolution.

MSI/Carpenter Agreement; 8

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

10.4.6.	If either party declines to jointly pursue such claim or litigation (the “Declining Party”), then the other party (the “Controlling Party”) may pursue such claim or litigation and shall pay its own expenses and the expenses of the other party, and shall, after consultation with the other party, maintain the exclusive right to determine settlement terms or conditions associated with such claim or litigation and the timing of resolution. The other party shall consent to be joined in such claim or litigation.

10.4.7.	Any recovery shall be apportioned as follows:

10.4.7.1.	first to expenses of the parties in pursuing such claim or litigation;

10.4.7.2.	any recovery for lost sales shall be apportioned to Carpenter and treated as Royalty-bearing Revenue;

10.4.7.3.	any recovery for lost profits, any punitive damages, and any other recovery shall be apportioned 50% each if the parties each bore their own expenses, and otherwise 60% to the Controlling Party and 40% to the Declining Party.

10.4.8.	Each Party shall be solely responsible for responding to any claim of infringement, at its sole cost and expense, made by a third party against such Party based on such Party’s actions or activities, including those actions or activities associated with Intellectual Property licensed hereunder.

11.	Term and Termination.

11.1.	The licenses, royalty, and other provisions of this Agreement shall be *** unless terminated by mutual written agreement of the parties. If the earned royalties under 8.2.1 are less than US$*** per year for any five consecutive years after the Annuity Date, then the parties shall negotiate in good faith changes to this Agreement.

11.2.	Subject to the Dispute Resolution provisions hereof, either party may assert claims for damages or equitable relief due to the other party’s failure to make payments when due, or for the other party’s material breach (including failure to meet the diligence requirements) that remains uncured after a reasonable period in light of the nature of the obligation, the nature of the breach, and any reasonable opportunity to cure.

11.3.	***

12.	Representations and Warranties.

12.1.	Each of MSI and Carpenter represents and warrants to the other that it is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, having a place of business as set forth above, that it has the power and authority to enter into this Agreement and that all corporate and other action required to be taken on behalf of such party to authorize the execution and delivery of this Agreement and to carry out the transactions contemplated herein, has been duly and properly taken.

12.2.	MSI represents that is has lawfully obtained licenses for certain patents from LANS that are memorialized in the LANS/MSI Agreement. MSI represents and warrants that it has the right to grant the licenses set forth herein, and that it obtained these licenses fully in accordance with applicable laws, rules and regulations. MSI and Dr. Lowe

MSI/Carpenter Agreement; 9

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

jointly represent that timely and adequate notice has been, or will in the future be, given to LANS concerning the business relationship with Carpenter that is evidenced by this Agreement and the roles of the parties, including Dr. Lowe, in the negotiation and execution of its terms. MSI and Dr. Lowe promise always to give Carpenter prompt notice of any objections expressed by any representative of LANS to any aspect of the business relationship established by this Agreement. Further, to the extent that MSI’s obligations require action by Metallicum, MSI warrants that it shall, now and in the future, cause Metallicum at all times to act consistent in ways with the goals of this Agreement. MSI also represents and promises that it shall not divest ownership or control of Metallicum in any manner that would allow Metallicum to breach, impair or circumvent the material provisions of this Agreement.

12.3.	EXCEPT AS EXPRESSLY SET FORTH HEREIN, MSI DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTIES RELATED TO NONFRINGEMENT OF THE RIGHTS OF OTHERS, OF THE LICENSED TECHNOLOGY, AND ANY PRODUCTS OR SERVICES DELIVERED OR PROVIDED BY MSI UNDER OR RELATED TO THIS AGREEMENT.

12.4.	***

12.5.	Indemnification by MSI. MSI will indemnify, hold harmless, and defend Carpenter and its officers, employees, and agents (each a “Carpenter Indemnitee”), against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from, or arising out of, the activities of MSI outside the Field, except for any grossly negligent acts or omissions or willful misconduct of a Carpenter Indemnitee and except for claims or suits brought by a Carpenter Indemnitee against another Carpenter Indemnitee. This indemnification will include, but will not be limited to, any product liability.

12.6.	Indemnification by Carpenter. Carpenter will indemnify, hold harmless, and defend MSI and its officers, employees, and agents (each an “MSI Indemnitee”), against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from, or arising out of, the activities of Carpenter related to the licenses and activities of Carpenter under this Agreement, except for any grossly negligent acts or omissions or willful misconduct of an MSI Indemnitee and except for claims or suits brought by an MSI Indemnitee against another MSI Indemnitee. This indemnification will include, but will not be limited to, any product liability.

13.	Miscellaneous.

13.1.	Force Majeure. The parties shall not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous, including, but not limited to biological or nuclear incidents; earthquakes; fires; floods; governmental acts, orders or restrictions; permit requirements; inability to obtain suitable and sufficient labor, transportation, fuel, equipment or materials; local, national, or state emergency; power failure and power outages; acts of terrorism; strike; and war. Either party to this Agreement, however, will have the right to terminate this Agreement without penalty upon thirty (30) days’ prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes specified in the preceding paragraph for a period of one (1) year.

MSI/Carpenter Agreement; 10

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

13.2.	Headings. The headings of the articles, paragraphs, and clauses used in this Agreement are included for convenience only and are not to be used in interpreting or construing this Agreement.

13.3.	Governing Law. This Agreement and all disputes concerning its execution, formation, interpretation, performance, breach, termination, validity, or enforceability shall be governed by the laws of the Commonwealth of Pennsylvania, regardless of the laws that may otherwise be applicable under principles of conflicts of laws. In any action brought arising out of this Agreement, including without limitation any action to enforce the terms of this Agreement or to recover damages from a breach of this Agreement, but not including actions against third parties for infringement of IP rights, the parties agree to the exclusive jurisdiction and venue of the state court of general jurisdiction and, if appropriate, to a federal court sitting in the state of New Mexico, and agree that neither party shall raise any objection to such personal jurisdiction or venue.

14.	Trademarks and Publicity. Neither party shall use any trademark of the other without first obtaining express written permission from the other. Neither party shall make any public disclosure, including press releases, disclosing the business relationship of the parties or any aspect thereof or identifying the other party, without the express written permission of the other party. MSI and Carpenter will cooperate in drafting a joint press release announcing the signing of this Agreement, and on other joint press releases from time to time. Neither party shall disclose specific terms of this Agreement, without the prior consent of the other party or to the extent required by applicable law or regulation, in which case the parties shall discuss the claimed lawful or regulatory duty before making disclosure of all or any part of this Agreement. MSI agrees not to pursue or release information on Carpenter-developed products produced with MSI technology without permission from Carpenter, except to the extent required by applicable law.

15.	Dispute Resolution. Any disputes arising from or related to this Agreement shall be addressed and resolved in three phases. First, an offended party shall notify the other in writing of the events or occurrences that give rise to a dispute. Within ten days of the actual receipt of the notice, responsible representatives of the parties shall meet and, in good faith, attempt to address and resolve the dispute through negotiation. If the negotiations fail to resolve the dispute, the parties shall jointly select a mediator and, within twenty days of the failed negotiations, participate in mediation at a location within the State of New Mexico selected by the mediator. Second, unless otherwise agreed by the parties, the mediation shall conclude within forty-five days of the receipt of the initial notice required under this paragraph. Third, if the parties fail to resolve fully their dispute through mediation, then any party may file a lawsuit against another party as provided in paragraph 12.4 of this Agreement. For purposes of this paragraph, the parties shall include Carpenter, MSI, Dr. Lowe or Metallicum.

16.	Attorney’s Fees. In the event litigation arising out of or relating to this Agreement is initiated by either party against the other, the substantially prevailing party shall be entitled to recover its reasonable expenses and costs, including attorneys’ fees.

17.	Waiver. No claim or right arising out of a material breach of this Agreement can be discharged in whole or in part by a waiver of the claim or rights unless it is in writing and signed by the aggrieved party.

18.	Notices. All notices and other communications required herein shall be in writing and shall be either delivered personally or be sent by certified mail, postage prepaid, return receipt requested. Items delivered personally shall be deemed delivered one day after dispatch; items sent by certified or registered mail shall be deemed delivered three (3) days after mailing. The addresses of the parties for purposes of this provision are:

MSI/Carpenter Agreement; 11

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an ***.

18.1.	MSI: Chief Executive Officer Manhattan Scientifics, Inc. 405 Lexington Avenue New York, NY 10174

18.2.	Carpenter Corporate Secretary Carpenter Technology Corporation P.O. Box 14662 Reading, PA 19612-4662 USA

18.3.	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and shall supersede the terms and conditions of any and all prior agreements, understandings, promises, representations, and writings made by either party to the other concerning the subject matter and the terms and conditions hereof. This Agreement does not supersede or modify the Sublicense Agreement. No subsequent modification, amendment, or extension of this Agreement or any of the terms and conditions hereof shall be of any force or effect unless it is in writing and signed by a duly authorized officer or representative of each of the parties.

18.4.	Severability. The unenforceability, invalidity, or illegality of any provisions of this Agreement shall not render the other provisions unenforceable, invalid, or illegal. Any unenforceable, invalid, or illegal provision shall be severed from this Agreement only to the extent to make the resulting provision enforceable, valid, and legal.

18.5.	Counterparts. This Agreement may be executed in counterparts with the same force and effect as if all signatures appeared on the same document.

18.6.	Good Faith. The parties also promise at all times during the business relationship established by this Agreement to execute and fulfill their contractual obligations in good faith, and they, and each of them, expressly promise at all times to treat each other fairly.

INTENDING TO BE LEGALLY BOUND, THE PARTIES, THROUGH THEIR AUTHORIZED AGENT(S), HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST EXPRESSED ABOVE.

MSI/Carpenter Agreement; 12